Execution Version THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT PROMISSORY NOTE #2 $6,000,000.00 New York, New York February 24, 2026 FOR VALUE RECEIVED, the undersigned, MARIMED INC., a Delaware corporation (the “Issuer”) hereby promises to pay to Navy Capital Green Fund, LP, Navy Capital Green Co-Invest Fund, LLC and Navy Capital Green Holdings II, LLC (each, a “Holder” and collectively, the “Holders”), or their registered assigns, on the Maturity Date (as hereinafter defined) (or earlier as hereinafter provided) the principal sum of Six Million Dollars ($6,000,000), as set forth on Schedule I hereto, plus interest on the unpaid principal amount of this Note from time to time as provided herein. For the purposes of this Promissory Note (this “Note”), the term “Maturity Date” shall mean March 1, 2031. Concurrently herewith, the Issuer is also entering into: (1) the Promissory Note 1 dated as of February 24, 2026 (the “Signing Date”), in the original principal amount of Two Million Dollars ($2,000,000) (“Note 1”); and (2) the Restructuring and Exchange Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Restructuring Agreement”). Additionally, certain subsidiaries and affiliates of the Issuer are guarantying the Issuer’s obligations hereunder and are entering into that certain Subsidiary Guaranty dated as of even date herewith (the “Guaranty”). 1. The Loan. As set forth in the Restructuring Agreement, and subject to the terms and conditions thereof, Issuer has requested, and Navy has agreed, that Navy shall be deemed to have extended loans to Issuer in an aggregate principal amount of Eight Million Dollars ($8,000,000), consisting of Six Million Dollars ($6,000,000) pursuant to this Note, and Two Million Dollars ($2,000,000) pursuant to Note 1. Capitalized terms used but not defined herein have the meanings assigned to them in the Restructuring Agreement. The obligations under this Note are guaranteed by each Guarantor party to the Guaranty. 2. Interest. (a) The Issuer shall pay interest on the outstanding principal amount of this Note at the rate of ten percent (10%) per annum, which shall be solely payable in cash from immediately available funds (the “Applicable Rate”); provided that in the event that Note 1 is paid in full within six (6) months of the Signing Date, commencing on the succeeding Payment Date (as defined below), the Applicable Rate shall be reduced to eight percent (8%) per annum from such date through and including the

2 Maturity Date. Interest shall accrue at the Applicable Rate on the outstanding principal amount of this Note from and including March 1, 2026 (the “Initial Payment Date”) until the principal and all accrued interest are paid in full and shall be calculated on the basis of a 360-day year and the actual number of days elapsed. (b) Subject to applicable law, automatically while any Event of Default (as hereinafter defined) under Section 5(a)(i), Section 5(a)(ii), Section 5(a)(vi) or Section 5(a)(vii) exists, subject to any cure right, the principal amount of this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is waived, payable on demand in immediately available funds, at a rate that is two percent (2.0%) per annum in excess of the Applicable Rate (the additional two percent (2.0%) per annum added to the Applicable Rate being referred to herein as the “Default Rate Margin”), which shall be payable solely in cash from immediately available funds. Any election made pursuant to the immediately preceding sentence may be made retroactive to the date of the occurrence of the applicable Event of Default. In the event that any interest rate provided for herein shall be determined to be in excess of the maximum rate permitted under applicable law, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Issuer of any interest amount in excess of that permitted by applicable law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty. 3. Payment of Principal and Interest; Amortization. (a) Commencing on the Initial Payment Date, and on the first day of each calendar month thereafter (or, if such day is not a Business Day, the immediately next succeeding Business Day) (each a “Payment Date”) until the Maturity Date (or the earlier date that all amounts due hereunder are accelerated in accordance with Section 5(b) hereof), the Issuer shall make the following payments (in cash from immediately available funds) (i) monthly payments of principal sufficient to fully amortize the outstanding principal balance of this Note over an amortization period of ten (10) years, and (ii) monthly payments of accrued interest at the Applicable Rate on the outstanding principal balance of this Note (including interest accrued on such Payment Date), payable in arrears. (b) Unless sooner paid, the Issuer shall pay the entire principal balance (including any remaining amortization) of this Note, together with all accrued interest thereon and any other amounts owing hereunder, in full on the Maturity Date (or the earlier date that all amounts due hereunder are accelerated in accordance with Section 5(b) hereof). 4. Voluntary Prepayment/Prepayments on Acceleration. (a) Subject to the provisions of this Section 4, at any time following the Signing Date of this Note, the Issuer may, at any time and from time to time, prepay all or a portion of the then outstanding principal amount of this Note, accrued and unpaid

3 interest thereon and all other amounts due hereunder in cash, without premium or penalty. (b) The Issuer shall give written notice of voluntary prepayment of this Note or any portion thereof not less than five (5) Business Days (or such shorter period as agreed to by the Holders) prior to the date fixed for such prepayment; provided that such notice may be conditioned upon the incurrence of other loans or the effectiveness of other credit facilities, in each case that will prepay the Note in full. (c) All voluntary prepayments under this Section 4 shall include payment in cash of all accrued unpaid interest on the principal amount so prepaid and shall be applied first to payment of unpaid interest that has accrued at the Default Rate Margin, if any, then to payment of all other accrued and unpaid interest, and thereafter to principal. (d) All optional prepayments of the Note shall be in a minimum amount of One Hundred Thousand Dollars ($100,000) applied in inverse order of maturity. 5. Defaults and Remedies. (a) Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”: (i) the Issuer shall fail to pay when due any principal, interest, premium, fee or other amount under any Transaction Document and in the case of any such amount other than principal, such failure continues for three (3) consecutive Business Days; (ii) the Issuer shall fail to observe or perform any covenant contained in the Restructuring Agreement, this Note or any other Transaction Document (other than occurrences described in other provisions of this Section 5(a) for which a different grace or cure period is specified or for which no grace or cure period is specified) and such failure is not remedied or waived within twenty (20) days; (iii) any representation, warranty, certification or statement made by the Issuer or any Subsidiary in any Transaction Document or in any certificate, financial statement or other document required to be delivered pursuant to any Transaction Document is incorrect in any material respect (without duplication of any materiality qualification contained therein) when made (or deemed made); (iv) the Issuer shall fail to pay when due or within any applicable grace period any principal, interest or other amount on debt or the occurrence of any breach, default, condition or event with respect to (A) any Note issued pursuant to the Restructuring Agreement or (B) any other debt if the effect

4 of such failure or occurrence is to cause or to permit the holder or holders of any such debt to cause debt or other liabilities having an aggregate principal amount in excess of Five Hundred Thousand Dollars ($500,000) to become or be declared immediately due and payable prior to its maturity; (v) the Issuer shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; (vi) (A) an involuntary case or other proceeding shall be commenced against any Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or (B) an order for relief shall be entered against the Issuer or any Subsidiary under the federal bankruptcy laws (or similar insolvency laws under jurisdictions outside of the United States) as now or hereafter in effect; (vii) (A) the institution of any steps by any Person to terminate a pension plan if as a result of such termination the Issuer could reasonably be expected to be required to make a contribution to such pension plan, or could reasonably be expected to incur a liability or obligation to such pension plan, in either case in excess of One Hundred Thousand Dollars ($100,000), (B) a contribution failure occurs with respect to any pension plan that would reasonably be expected to give rise to a lien in excess of One Hundred Thousand Dollars ($100,000) on the assets of the Issuer under Section 303 of ERISA or Section 430 of the Code, or (C) there shall occur any withdrawal or partial withdrawal from a multiemployer plan and the withdrawal liability is assessed against the Issuer in excess of One Hundred Thousand Dollars ($100,000); (viii) one or more judgments, orders, decrees or arbitration awards for the payment of money (to the extent of the amount not paid or fully covered by indemnity or insurance or as to which the relevant insurance company has denied coverage) aggregating in excess of Five Hundred Thousand Dollars ($500,000) shall be rendered against the Issuer and Subsidiaries and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (B) there shall be any period of sixty

5 (60) consecutive days during which a stay of enforcement of any such judgments, or orders, decrees or awards, by reason of a pending appeal, bond or otherwise, shall not be in effect; (ix) (A) the acquisition by any person, or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of thirty five percent (35%) or more of the outstanding shares of voting stock of the Issuer; or (B) the majority of the Board of the Issuer fails to consist of directors that were members of such board of directors on the date hereof; or (x) any of the Transaction Documents (or any material provision thereof) shall for any reason fail to constitute the valid and binding agreement of the Issuer (other than pursuant to the terms thereof), or the Issuer shall so assert in writing. (b) Acceleration. Upon the occurrence and during the continuance of an Event of Default, each Holder may, (i) by written notice to Issuer declare this Note to be immediately due and payable including accrued interest on and all other amounts payable under, this Note and the other Transaction Documents shall be and become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived, to the extent permitted by law, by Issuer and Issuer will pay the same; provided that in the case of any of the Events of Default specified in subsections (vi) or (vii) of Section 5(a) above, without any notice to any Issuer or any other act by any Holder, this Note shall automatically become immediately due and payable including accrued interest on and all other amounts payable under, this Note and the other Transaction Documents, which such amounts shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, all of which are hereby waived, to the extent permitted by law, by Issuer and Issuer will pay the same. 6. Indemnification. Issuer shall pay, indemnify, defend, and hold each Holder, its affiliates, officers, directions, employees, attorneys, and agents (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable, documented fees and out-of-pocket expenses of attorneys, experts, brokers or consultants and all other costs and reasonable expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery incurred in advising, structuring, drafting, reviewing, administering, amending, waiving or otherwise modifying any Transaction Document, to

6 the extent covered by the indemnification rights and obligations under this Section 6, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Note, any of the other Transaction Documents, or the transactions contemplated hereby or thereby or the monitoring of Issuer’s compliance with the terms of the Transaction Documents, (b) with respect to any investigation, litigation, or proceeding related to this Note, any other Transaction Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Issuer shall not have any obligation to any Indemnified Person with respect to any Indemnified Liability that a court of competent jurisdiction determines pursuant to a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Note. 7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows: if to the Issuer, to: MariMed Inc. 10 Oceana Way Norwood, MA 02062 Attention: Jon Levine Telephone: (781) 559-8713 Email: jlevine@marimedadvisors.com with copies to: Kurzman Eisenberg Corbin & Lever, LLP One North Broadway, 12th Floor White Plains, NY 10601 Attention: Kenneth S. Rose Telephone: (914) 993-6051 Email: krose@kelaw.com or to such other person at such other place as the Issuer shall designate in writing; and

7 if to Navy, to: c/o Navy Capital, LLC 747 Third Avenue 35th Floor New York, New York 10017 Attn: Chetan Gulati E-mail: chetan@chetangulati.com with a copy to: Feuerstein Kulick LLP 420 Lexington Avenue, Suite 2024 New York, New York 10170 Attn: Samantha Gleit E-mail: samantha@dfmklaw.com or at such other address as may have been furnished to the Issuer in writing. 8. Suits for Enforcement. Upon the occurrence and during the continuation of any one or more Events of Default, the Holders may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Restructuring Agreement, this Note or any other Transaction Document or in aid of the exercise of any power granted in the Restructuring Agreement, this Note or any other Transaction Document, including but not limited to appointment of a receiver, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note. 9. Remedies Cumulative. No remedy herein conferred upon the Holders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. 10. Remedies Not Waived. No course of dealing between any Issuer and any Holder (or any other holder of Note 1) or any delay on the part of any Holder (or any other holder of Note 1) in exercising any rights hereunder shall operate as a waiver of any right. 11. Transfer; Registration. (a) The term “Holder” or “Holders” as used herein shall also include any registered transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and each Holder agrees that, prior to any proposed transfer of this Note, if such transfer is not made pursuant to either

8 an effective registration statement under the Securities Act or an opinion of counsel, reasonably satisfactory in form and substance to the Issuer, that this Note may be sold without registration under the Securities Act, the Holders will, if requested by the Issuer, deliver to the Issuer: (i) an agreement by such transferee to the impression of the restrictive investment legend first set forth above; and (ii) an agreement by such transferee to be bound by the provisions of this Section 11 relating to the transfer of such Note. (b) This Note is a registered instrument. The Issuer shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note. Upon the issuance of this Note, the Issuer shall record the name of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of a transfer or exchange of this Note at the principal offices of the Issuer, the Issuer shall, at their expense, execute and deliver a new Note of like tenor and of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder of such Note or such Holder’s attorney duly authorized in writing. The Issuer shall have no obligation hereunder to any Person other than a registered Holder of this Note. (c) This Note may be transferred or assigned by each Holder, in whole or in part, at any time. In the event that any Holder intends to transfer this Note to more than one transferee, the Issuer shall, in good faith, cooperate with such Holder to effectuate such a transfer and to issue replacement Notes in the appropriate denominations. 12. Replacement of Note. On receipt by the Issuer of an affidavit of an authorized representative of a Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), in form and substance reasonably acceptable to the Issuer, the Issuer, at such Holder’s expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor and amount. If required by the Issuer, such Holder must provide an agreement to indemnify the Issuer, which in the judgment of the Issuer, is sufficient to protect the Issuer from any loss that they may suffer if a lost, stolen or destroyed Note is replaced. 13. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Issuer. Subject to the provisions of Section 11 hereof, each Holder may assign any of its respective rights under this Note to any Person. No Issuer may assign any of its rights under this Note

9 without the prior written consent of the Holders, any such purported assignment without such consent being null and void. No Person other than parties to the Transaction Documents and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents. 14. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. 15. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE ISSUER AND THE HOLDERS OF THIS NOTE HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, OR ENFORCEMENT HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS NOTE, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE ISSUER AND THE HOLDERS OF THIS NOTE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS TRANSACTION, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE ISSUER AND THE HOLDERS OF THIS NOTE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE TRANSACTION DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS NOTE. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. THE ISSUER AND THE HOLDERS OF THIS NOTE ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH. THE ISSUER AND THE HOLDERS OF THIS NOTE HEREBY IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE

10 COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. THE ISSUER AND THE HOLDERS OF THIS NOTE HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. 16. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. 17. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. 18. Counterparts. This Note may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The submission of a signature page transmitted by facsimile (or other electronic transmission, including pdf) shall be considered as an “original” signature page for purposes of this Note. 19. Entire Agreement. This Note, the attached Exhibits and Schedules, and the other agreements, documents and instruments contemplated hereby and referenced herein contain the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof. [Signature Page Follows]

SIGNATURE PAGE TO PROMISSORY NOTE IN WITNESS WHEREOF, each of the undersigned have caused this instrument to be duly executed. ISSUER: MARIMED INC. By: _______________________________________ Jon Levine, Chief Executive Officer Docusign Envelope ID: F7A0F98E-E39B-4983-9D77-628FE604FFBB

Schedule I Principal Commitment Amount Holder Commitment Amount Navy Capital Green Fund, LP $1,296,619 Navy Capital Green Co-Invest Fund, LLC $4,370,139 Navy Capital Green Holdings II, LLC $333,242 Total: $6,000,000